Exhibit 99.1

Media Contact:	Mike Osborne
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800

Analyst Contact:	Don Pearson
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services (IMS)
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Appoints Frank A. Wilson to its Board of Directors

SCHAUMBURG, Ill. – February 25, 2015 – Sparton Corporation (NYSE: SPA) announced that its Board has appointed Frank A. “Andy“Wilsonas an Independent Director, effective February 20, 2015. Mr. Wilson was appointed after a search that was announced last August and with his appointment, the Board will consist of seven members. Mr. Wilson will also serve as a member of the Audit Committee of the Board.

Andy Wilson joined PerkinElmer in May 2009 as senior vice president and chief financial officer. In this role, he has overall leadership responsibility for the strategy and operations of all Company finance and control functions.

Prior to joining PerkinElmer, Mr. Wilson held key financial and business management roles over 12 years at the Danaher Corporation, including corporate vice president of investor relations; group vice president of business development; group vice president of finance for Danaher Motion Group; president of Gems Sensors; and group vice president of finance for the Industrial Controls Group.

Previously, Mr. Wilson worked for several years at AlliedSignal Inc., now Honeywell International, where he last served as vice president of finance and chief financial officer for Commercial Aviations Systems. His earlier experience includes PepsiCo Inc. in financial and controllership positions of increasing responsibility, E.F. Hutton and Company, and KPMG Peat Marwick.

Mr. Joseph J. Hartnett, Chairman of the Board said, “We are very pleased with the addition of Andy to Sparton’s Board of Directors. His extensive skills in strategic planning, finance, investor relations, and business development in a large public company setting, as well as his marquee affiliation with the Medical, Industrial, and Military & Aerospace industries will enable him to provide the Board with valuable insight as Sparton continues to execute on its strategic growth plan.”

Mr. Wilson commented, “I appreciate the opportunity to join the Company’s Board of Directors and am looking forward to working closely with our other Board members and the management team to further advance the Company’s strategic plan.”

Mr. Wilson received a Bachelor’s degree in business administration from Baylor University and is also a certified public accountant.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 115th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has nine manufacturing locations and four engineering design centers worldwide. Sparton’s Web site may be accessed at www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

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